As filed with the Securities and Exchange Commission on June 17, 2021

Registration No. 333-240311

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AssetMark Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	30-0774039
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1655 Grant Street, 10th Floor

Concord, California 94520

(925) 521-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Natalie Wolfsen

Chief Executive Officer

AssetMark Financial Holdings, Inc.

1655 Grant Street, 10th Floor

Concord, California 94520

(925) 521-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ted Angus AssetMark Financial Holdings, Inc. 1655 Grant Street, 10th Floor Concord, California 94520 (925) 521-2200	Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, $0.001 par value per share	17,135,117 shares	$25.86	$443,114,126.62	$48,343.76

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price per share of common stock and the aggregate offering price per share of common stock are based on the average of the high and low prices of the registrant’s common stock on June 14, 2021, as reported on The New York Stock Exchange.

(3)	$69,912.74 was previously paid by the registrant in connection with the initial filing of this registration statement on Form S-3 (File No. 333-240311), which is amended hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 17, 2021

Prospectus

17,135,117 shares of common stock that may be offered by the selling stockholders

The selling stockholders named herein may offer and sell up to 17,135,117 shares of our common stock, par value $0.001 per share (“common stock”) in the aggregate, from time to time in one or more offerings. This prospectus provides a general description of the common stock. We are not selling any shares of common stock under this prospectus and we will not receive any proceeds from the sale of common stock by the selling stockholders.

Each time any of the selling stockholders offer and sell securities, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and the selling stockholders, as well as the amounts, prices and terms of the securities. Any supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in shares of common stock.

The selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of shares of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus titled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “AMK.” On June 16, 2021, the last reported sale price of our common stock on the NYSE was $26.91 per share.

Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page 4 of this prospectus and any similarly titled section contained in any applicable prospectus supplement and any of the documents that are incorporated by reference into this prospectus and the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2021.

Table of Contents

Page

About This Prospectus	1
Prospectus Summary	1
Risk Factors	4
Special Note Regarding Forward-Looking Statements	5
Use of Proceeds	6
Description of Capital Stock	7
Selling Stockholders	13
Plan of Distribution	15
Legal Matters	17
Experts	17
Where You Can Find More Information	17
Incorporation of Certain Information by Reference	17

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, the selling stockholders named herein may, from time to time, sell up to an aggregate of 17,135,117 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer.

Each time that the selling stockholders offer and sell shares of common stock, we or the selling stockholders will provide a prospectus supplement that will contain specific information about the shares being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares of common stock, you should read both this prospectus and any applicable prospectus supplement, together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that, or to make any representations other than those, contained in or incorporated by reference into this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or the selling stockholders or to which we or any selling stockholders have referred you. Neither we nor the selling stockholders take any responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may provide you. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we or the selling stockholders are not permitted to offer or sell securities under applicable law.

The information contained in this prospectus or in any applicable prospectus supplement or free writing prospectus is current only as of the date of this prospectus or any such prospectus supplement or free writing prospectus, as applicable, and any information incorporated by reference is current only as of the date set forth on the front of the document incorporated by reference, in each case regardless of its time of delivery or of the time of any sale of the shares of our common stock.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where You Can Find More Information.”

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus, any applicable prospectus supplement and any related free writing prospectuses, carefully, including the risks of investing in our common stock discussed in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in similarly titled sections in the documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. You should also carefully read the other information incorporated by reference into this prospectus and the applicable prospectus supplement, including our consolidated financial statements and the notes thereto, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

AssetMark is a leading provider of extensive wealth management and technology solutions that power independent financial advisers and their clients. Our platform enables advisers to outsource high-cost and specialty services that would otherwise require significant investments of time and money—helping to level the playing field for independent financial advisers of all sizes. We provide an end-to-end experience, spanning nearly all elements of an adviser’s engagement with his or her client—from initial conversations to ongoing financial planning discussions, including performance reporting and billing. In addition, our platform provides tools and capabilities for advisers to better manage their day-to-day business activities, giving them more time for meaningful conversations with investors.

We believe that independent financial advisers who have a deep understanding of their communities and put the needs of investors first provide the best path for investors to achieve their long-term financial goals. We empower these adviser-entrepreneurs to start, run and grow independent advisory businesses. The compelling value of our tools for advisers and their clients has facilitated our rapid growth.

Our Controlling Stockholder

In April 2016, Huatai Securities Co., Ltd. (“HTSC”), a Chinese securities group with brokerage and investment services, acquired our collective businesses from Aquiline Capital Partners and Genstar Capital. Through the acquisition, HTSC became the ultimate parent company of our collective businesses through its subsidiary Huatai International Investment Holdings Limited, a company organized under the laws of the Cayman Islands (“HIIHL”). As of March 31, 2021, HIIHL owned 70.2% of our outstanding common stock, and continues to control our management and affairs, including determining the outcome of all matters requiring stockholder approval. See the section titled “Risk Factors—Risks Related to Our Controlling Stockholder’s Ultimate Parent Being a PRC Company with Stock Listed in Hong Kong and Shanghai” in our Annual Report on Form 10-K for the year ended December 31, 2020 (as updated by our subsequent filings with the SEC), and similarly titled sections in any applicable prospectus supplement and any related free writing prospectus, for risks related to our controlling stockholder.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to comply with certain requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (as amended, the “Sarbanes-Oxley Act”), and we may also take advantage of the reduced disclosure and reporting obligations. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer;” (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; and (iv) December 31, 2024.

Corporate Information

AssetMark was founded in 1996 and AssetMark Financial Holdings, Inc. was incorporated in the State of Delaware on March 25, 2013. Our principal executive offices are located at 1655 Grant Street, 10th Floor, Concord, California, 94520 and our telephone number is (925) 521-2200. Our Internet site is www.assetmark.com. Our website and the information contained therein or accessible through it are not incorporated into this prospectus or the registration statement of which it forms a part.

In this prospectus, “AssetMark,” “AssetMark Financial Holdings, Inc.,” the “Company,” “we,” “us” and “our” refer to AssetMark Financial Holdings, Inc. and its consolidated subsidiaries.

“AssetMark,” the AssetMark design logo and other AssetMark tradenames and service marks in use generally and included in this prospectus are the property of AssetMark Financial Holdings, Inc. and certain of our subsidiaries. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of the respective holders.

Our common stock is listed on The New York Stock Exchange under the symbol “AMK.”

Offerings Under This Prospectus

Under this prospectus, the selling stockholders named in this prospectus may offer and sell from time to time up to an aggregate of 17,135,117 shares of our common stock at prices and on terms to be determined by market and other conditions at the time of the offering. This prospectus provides you with a general description of the shares of common stock that the selling stockholders may offer. Each time the selling stockholders offer shares of common stock under this prospectus, we or the selling stockholders will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of such shares.

The prospectus supplement and any related free writing prospectus that we or the selling stockholders may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The selling stockholders may sell the securities directly to investors or to or through agents, underwriters or dealers. The selling stockholders and their respective agents or underwriters reserve the right to accept or reject all or part of any proposed purchase of securities. If the selling stockholders offer securities through agents or underwriters, we or the selling stockholders will include in the applicable prospectus supplement the names of those underwriters or agents, applicable fees, discounts and commissions to be paid to them, details regarding over-allotment options, if any, and the net proceeds to the selling stockholders.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in similarly titled sections in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our results of operations, financial condition or business, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or a part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our results of operations, financial condition or business.

Special Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “intends,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance and financial results, our anticipated growth strategies and anticipated trends in our business, our expectations regarding our industry outlook, market position, liquidity and capital resources, acquisition targets, addressable market, and investments in new products, services and capabilities, our ability to close and execute on strategic transactions and our ability to comply with existing, modified and new laws and regulations applicable to our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and in similarly titled sections in the documents incorporated by reference into this prospectus and the applicable prospectus supplement.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or any applicable prospectus supplement or free writing prospectus, or any of the documents incorporated by reference into this prospectus and the applicable prospectus supplement, as applicable, to conform our prior statements to actual results or revised expectations, except as required by law.

In addition, “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, the applicable prospectus supplement or free writing prospectus, or any of the documents incorporated by reference into this prospectus and the applicable prospectus supplement, as applicable, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

Use of Proceeds

We will not receive any of the proceeds from the sale of common stock being offered by the selling stockholders.

Description of Capital Stock

The description below of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part, and by the applicable provisions of Delaware law.

General

Our authorized capital stock consists of 675,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Common Stock Outstanding. As of March 31, 2021 there were 72,459,255 shares of our common stock outstanding, which were held of record by 65 stockholders.

Voting Rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Rights Upon Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other Rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by our stockholders.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of AssetMark without further action by our stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, no shares of preferred stock are outstanding and we have no plans to issue any preferred stock.

Registration Rights

The Registration Rights Agreement to which we are a party grants to HIIHL, a holder of more than 5% of our outstanding capital stock and an affiliate of certain of our directors, certain registration rights with respect to its shares of our common stock (the “registrable securities”), subject to certain exceptions. All 50,873,799 shares of our common stock held by HIIHL as of March 31, 2021 are entitled to the registration rights described below. The registration of shares of our common stock pursuant to the exercise of such registration rights would enable HIIHL to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions and internal administrative and similar costs of the selling stockholder, of HIIHL associated with the registrable securities registered pursuant to the demand and piggyback registration rights described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include. The demand and piggyback registration rights described below will expire on the first date on which neither HIIHL nor an HIIHL affiliate to which HIIHL has transferred or assigned all or a portion of its rights under the Registration Rights Agreement holds any registrable shares.

Demand Registration Rights.    Parties to the Registration Rights Agreement holding in the aggregate at least 25% of the registrable securities then outstanding may request that we file a registration statement to register the offer and sale of their registrable securities. We are not required to effect a demand registration unless the aggregate gross proceeds expected to be received from the sale of the registrable shares by the requesting holders equals or exceeds $60,000,000, and we are not required to support more than one demand registration in any rolling six-month period or more than four demand registrations in total (other than demand registrations to be effected pursuant to a registration statement on Form S-3, for which an unlimited total number of demand registrations are permitted). We have the right to defer a demand registration in certain circumstances once during any period of six consecutive months and for not more than 180 days in any 12-month period.

Piggyback Registration Rights.    If we propose to register the offer and sale of shares of our common stock or other equity securities under the Securities Act, other than with respect to a demand registration, a registration statement on Form S-4, Form S-8 or similar forms, and certain other exceptions, the holders of registrable securities are entitled to notice of the registration and have the right to include their registrable securities in such registration, subject to certain marketing and other limitations, including limitations that the underwriters may impose on the number of share included in the offering.

The foregoing summary is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020, and which is incorporated by reference into this prospectus and the applicable prospectus supplement.

Anti-Takeover Provisions

Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make the following more difficult:

•	acquisition of control of us by means of a proxy contest or otherwise, or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Election of Directors; No Cumulative Voting. Our board of directors consists of nine directors, or such other number as determined from time to time by our board of directors. Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting.

Removal of Directors; Vacancies. Our amended and restated certificate of incorporation provides that directors may be removed with or without cause so long as HTSC or any of its affiliates collectively own at least 50% of the voting power of the stock of our company entitled to vote generally in the election of directors, and that directors may only be removed for cause, and only by the affirmative vote of holders of at least a majority of all outstanding shares of stock of our company entitled to vote thereon, voting together as a single class, if HTSC or any of its affiliates collectively own less than 50% in voting power of the stock of our company entitled to vote generally in the election of directors. Any vacancy occurring on the board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office.

Staggered Board. Our board of directors is divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2023, 2024 and 2022, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our board of directors could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Limits on Written Consents. Our amended and restated certificate of incorporation provides that holders of our common stock will not be able to act by written consent without a meeting, at any time when HTSC or any of its affiliates collectively own less than 50% in voting power of the stock of our company entitled to vote generally in the election of directors.

Special Stockholder Meetings. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the chairman of our board of directors or a majority of the directors. Our amended and restated certificate of incorporation and our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting; provided, however, that so long as HTSC or any of its affiliates collectively own at least 50% of the voting power of the stock of our company entitled to vote generally in the election of directors, any action required or permitted to be taken at an annual or special meeting may be taken by written consent without a meeting, without prior notice and without a vote.

Amendment of Certificate of Incorporation. The provisions of our amended and restated certificate of incorporation described above under the sections titled “—Election of Directors; No Cumulative Voting,” “—Removal of Directors; Vacancies,” “—Staggered Board,” “—Limits on Written Consents,” “—Special Stockholder Meetings” and the voting thresholds described in this section may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least two-thirds in voting power of all outstanding shares of stock of our company entitled to vote thereon, voting together as a single class. The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of stock will generally be required to amend other provisions of our certificate of incorporation.

Amendment of Bylaws. Any amendment, alteration, rescission or repeal of certain provisions of our amended and restated bylaws requires either (i) the affirmative vote of a majority of directors present at any regular or special meeting of the board of directors called for that purpose; or (ii) the affirmative vote of the holders of two-thirds of the voting power of our outstanding shares of voting stock, voting together as a single class.

Delaware Business Combination Statute. From and after the time at which HTSC and its affiliates own, in the aggregate, less than 15% of the voting power of all outstanding shares of the stock of our company entitled to vote generally in the election of directors, we will elect to be subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. Section 203 also may have the effect of preventing changes in our management and could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

Other Limitations on Stockholder Actions. Our amended and restated bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	any material interest of the stockholder in the proposal;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership; and

•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice:

•	in connection with an annual meeting of stockholders, not less than 90 nor more than 120 days prior to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of (1) the 90th day prior to the annual meeting and (2) the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•	in connection with the election of a director at a special meeting of stockholders, not less than 90 nor more than 120 days prior to the date of the special meeting, but in no event later than the 10th day following the day on which we first publicly announce the date of the special meeting and the nominees proposed by our board to be elected.

To submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Forum Selection

The Court of Chancery of the State of Delaware is, to the fullest extent permitted by applicable law, the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, employees, agents or trustees to us or our stockholders, (iii) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or (iv) any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Our amended and restated certificate of incorporation further provides that, to the fullest extent permitted by applicable law, the federal district courts of the United States are the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing forum selection provisions. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons.

Limitation of Liability of Directors and Officers

Our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Indemnification and Insurance

Our amended and restated bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Further, our amended and restated certificate of incorporation provides that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated certificate of incorporation also provides that we must advance expenses incurred by or on behalf of a director or officer, and that we may advance expenses incurred by or on behalf of an employee, trustee or agent, in advance of the final disposition of any civil or criminal action, suit or proceeding. In addition, we have entered into an indemnification agreement with each of our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions in our amended and restated certificate of incorporation and our amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We also maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

The indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on The New York Stock Exchange under the symbol “AMK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021-1011.

Selling Stockholders

The stockholders listed in the table below may from time to time offer and sell up to an aggregate of 17,135,117 shares of common stock pursuant to this prospectus and the applicable prospectus supplements, all of which were issued and outstanding as of March 31, 2021. The selling stockholders may currently hold or acquire at any time shares of common stock in addition to those registered hereby. HIIHL has informed us that it intends to retain more than 50% of our outstanding common stock and to remain our controlling stockholder following the sale of the shares held by HIIHL registered hereby. Except for the ownership of shares of our common stock, the selling stockholders have not had any material relationships with us within the past three years unless otherwise indicated in the sections titled “Executive Officers,” “Executive Compensation” and “Certain Relationships and Related Person Transactions” in our Definitive Proxy Statement on Schedule 14A filed on April 29, 2021 or in the footnotes to the table below.

In the following table, the number of shares and percentage of beneficial ownership before the offering is based on 72,459,255 shares of common stock outstanding as of March 31, 2021. The number of shares and percentage of beneficial ownership after the offering assumes the sale of all 17,135,117 shares to be sold by the selling stockholders pursuant to this prospectus and the applicable prospectus supplements. Our registration of the offer and sale of up to 17,135,117 shares of common stock held by selling stockholders does not necessarily mean that such selling stockholders will sell all or any of such shares of common stock.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes any shares issuable pursuant to stock options that are exercisable, and restricted stock units (“RSUs”) that are expected to settle, within 60 days of March 31, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each selling stockholder is c/o AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California, 94520.

	Shares of common stock beneficially owned prior to the offering		Shares of common stock to be offered pursuant to this prospectus	Shares of common stock beneficially owned after the offering
Stockholder (relationship)	Number	Percent	Number	Number	Percent

Huatai International Investment Holdings Limited (Controlling stockholder)(1)	50,873,799	70.2%	14,400,000	36,473,799	50.3%(2)
Charles Goldman (Former Chief Executive Officer, AssetMark)(3)	2,108,166	2.9%	2,115,903(4)	0	*
Jeremiah Chafkin (Chief Investment Officer, AssetMark)(5)	494,961	*	619,214(6)	0	*

*	Represents beneficial ownership of less than 1%.

(1)	The principal business address of HIIHL is P.O. Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(2)	HIIHL has informed us that it intends to retain more than 50% of our outstanding common stock and to remain our controlling stockholder following the sale of the shares held by HIIHL registered hereby.

(3)	Mr. Goldman served as our Chief Executive Officer, President and Director until March 3, 2021. The address for Mr. Goldman is 1950 Norwood Avenue, Boulder, Colorado 80304.

(4)	Includes 2,013,197 shares of common stock held by Mr. Goldman, 94,969 shares of common stock underlying vested options to purchase shares of common stock held by Mr. Goldman, and 7,737 shares of common stock underlying unvested restricted stock units held by Mr. Goldman (2,578 of which will vest on June 9, 2022 and 5,159 of which will vest on April 2, 2023). Mr. Goldman may tender to us that number of shares of our common stock necessary to pay the statutory minimum taxes due on the vesting of such restricted stock units.

(5)	Mr. Chafkin retired from his position as Chief Investment Officer effective as of May 31, 2021, and intends to retire from the Company in the second half of 2021. Following his retirement, the address for Mr. Chafkin will be 226 E. Mountain Drive, Santa Barbara, California 93108.

(6)	Includes 473,091 shares of common stock held by Mr. Chafkin, 79,339 shares of common stock subject to restricted stock awards held by Mr. Chafkin (which will vest on November 18, 2021), 20,698 shares of common stock underlying vested options to purchase shares of common stock held by Mr. Chafkin, 41,397 shares of common stock underlying unvested options to purchase shares of common stock held by Mr. Chafkin (20,698 of which will vest on July 18, 2021 and 20,699 of which will vest on July 18, 2022), 1,172 shares of common stock underlying vested restricted stock units held by Mr. Chafkin and 3,517 shares of common stock underlying unvested restricted stock units held by Mr. Chafkin (1,172 of which will vest on June 9, 2022, 1,172 of which will vest on June 9, 2023 and 1,173 of which will vest on June 9, 2024). Mr. Chafkin may tender to us that number of shares of our common stock necessary to pay the statutory minimum taxes due on the vesting of such restricted stock units.

Plan of Distribution

The selling stockholders may sell the shares of common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The shares may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that any of the selling stockholders sell shares covered by this prospectus, we or the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such shares, including the offering price of the shares and the proceeds to the selling stockholders, if applicable.

Offers to purchase the shares being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the shares being offered by this prospectus, the shares will be sold to the dealer, as principal. The dealer may then resell the shares to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the shares being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the shares to the public. In connection with the sale of the shares, we, or the selling stockholders, or the purchasers of shares for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase shares as a principal, and may then resell the shares at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the shares may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any shares of common stock sold will be listed on The New York Stock Exchange. To facilitate the offering of the shares, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares. This may include over-allotments or short sales of the shares, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the shares by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at the market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the issuance of the shares of common stock offered by this prospectus and any supplement thereto will be passed upon for AssetMark and the selling stockholders by Davis Polk & Wardwell LLP, Menlo Park, California. A fund affiliated with certain individual partners of Davis Polk & Wardwell LLP owns a total of 4,500 shares of our common stock. Additional legal matters may be passed upon for AssetMark, any selling stockholders or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of AssetMark Financial Holdings, Inc. and its subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein and in the registration statement of which this prospectus is a part in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change in method of accounting for leases due to the adoption of ASU 2016-02 Leases and related accounting standard updates.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3, as amended, to register the offer and sale of the securities covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the securities covered by this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus and the applicable prospectus supplement as described under the section titled “Incorporation of Certain Information by Reference.”

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the annual, quarterly and current reports, proxy and other information statements and other information we file electronically with the SEC. Our registration statement, of which this prospectus is a part, and the exhibits and schedules thereto, can be downloaded from the SEC’s website.

We maintain a website at www.assetmark.com. Our website and the information contained therein or accessible through it are not incorporated into this prospectus or the registration statement of which it forms a part.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2021, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021;

•	our Current Reports on Form 8-K filed with the SEC on January 1, 2021, February 23, 2021, March 1, 2021 and April 29, 2021, and our Current Report on Form 8-K/A filed with the SEC on March 10, 2021, in each case to the extent the information in such reports is filed and not furnished; and

•	the description of our common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021.

You may request a copy of these filings at no cost, by calling us at (925) 521-2200 or by writing to us at AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California, 94520.

 Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the common stock being registered. All amounts shown are estimates, except for the SEC registration fee, the FINRA filing fee and the NYSE listing fee.

Amount to Be Paid
SEC registration fee	$48,343.76
FINRA filing fee	*
NYSE listing fee	*
Legal fees and expenses (including Blue Sky fees)	*
Accounting fees and expenses	*
Transfer agent fees	*
Printing fees	*
Miscellaneous fees and expenses	*

Total	$ *

* Calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article IX of the registrant’s amended and restated certificate of incorporation provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. The registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the registrant for which indemnification is sought.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification of directors, officers and controlling persons of the registrant, and any selling stockholders, by the underwriters of such offering against certain liabilities. Our registration rights agreement with our controlling stockholder provides for cross-indemnification in connection with the registration of our common stock on behalf of such stockholder.

Item 16. Exhibits

		Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of the Company	S-1/A	333-232312	3.1	July 8, 2019

3.2	Amended and Restated Bylaws of the Company	8-K	001-38980	3.1	July 22, 2019

4.1	Form of Common Stock Certificate	S-1/A	333-232312	4.1	July 8, 2019

4.2	Registration Rights Agreement by and between the Company and Huatai International Investment Holdings Limited, dated July 17, 2019	10-Q	011-38980	4.1	November 6, 2019

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of KPMG LLP, independent registered certified public accounting firm					X

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney	S-3	333-240311	24.1	August 3, 2020

*	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of California, on the 17th day of June, 2021.

AssetMark Financial Holdings, Inc.

By:	/s/ Natalie Wolfsen
Name:	Natalie Wolfsen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Natalie Wolfsen Natalie Wolfsen	Director and Chief Executive Officer (principal executive officer)	June 17, 2021

/s/ Gary Zyla Gary Zyla	Chief Financial Officer (principal financial officer)	June 17, 2021

/s/ John Hahn John Hahn	Senior Vice President, Finance (principal accounting officer)	June 17, 2021

* Xiaoning Jiao	Chairperson of the Board	June 17, 2021

* Rohit Bhagat	Director	June 17, 2021

* Patricia Guinn	Director	June 17, 2021

* Bryan Lin	Director	June 17, 2021

* Ying Sun	Director	June 17, 2021

* Joseph Velli	Director	June 17, 2021

* Lei Wang	Director	June 17, 2021

* Yi Zhou	Director	June 17, 2021

*By:	/s/ Gary Zyla
Gary Zyla
Attorney-in-Fact